Exhibit 21.1
LIST OF SUBSIDIARIES

	Jurisdiction	Current Names Under Which Do Business

American Reprographics Company, L.L.C.	California	Blair Graphics
BRAT Blueprinting
Brownie’s Blueprint
Central Valley Reprographics
Consolidated Reprographics
Dieterich Post
Digital Reprographics
FDC Digital Imaging Solutions
Ford Graphics
Hudson Reprographics
IDM Group
InPrint Corporation
KV Blueprint
Mercury/LDO Reprographics
Mossner/IDM
OCB
Pikes Peak Reprographics
Reliable Graphics
Riot Creative Imaging
San Jose Blue
SBD Reprographics
Stockton Blue Print Company
Stockton Blue
Team Reprographics
The Blue Print Company
Wray’s Enterprises

American Reprographics Company India Private Limited	India

American Reprographics Southeast, L.L.C.	North Carolina	A-Plus Digital Reprographics
Georgia Blue
Imaging Technology Services (ITS)
Macon Prints & Instruments
Riot Creative Imaging

American Reprographics Servicios, S.A. de C.V.	Mexico

ARC Acquisition Corporation	California

ARC Reprographics Canada Corp	British Columbia

ARC Reprographics Hong Kong, Limited	Hong Kong

ARC Technology Bermuda, Ltd.	Bermuda

Arcprint and Imaging Ltd.	British Columbia

Blue Print Service Company, Inc.	California	BPS
American Draftsource
Elite Reprographics

	Jurisdiction	Current Names Under Which Do Business

BPI Repro, LLC	California	BP Independent

Dunn Blue Print Company	Michigan	Dunn Blue
Detroit Reprographics
Gwyer Reprographics
Letter Perfect Design
Veenestra

ERS Digital, Inc. (fka Engineering	Minnesota	Atlas Blueprint
Repro Systems, Inc.)		DBS Engineering Services
eBlueprint
Queen City Reprographics
Dayton Blueprint
Resource Imaging Supply
RK Digital
Wagner Repro & Supply

Leet- Melbrook, Inc.	Maryland

Licensing Services International, LLC	California

MBC Precision Imaging, Inc.	Maryland	MBC Precision Imaging
Reprographics Technologies

McKee Enterprises, Inc.	Arizona	Advance Reprographics
Scott Blue Reprographics

Mirror Plus Technologies, Inc.	California	ARC Technologies Holdings
Mirror Plus

Olympic Reprographics, LLC	Washington

Peninsula Blueprint, Inc.	California	Peninsula Blueprint
Peninsula Digital
Peninsula Digital Imaging

Planwell, LLC	California

Reprografia Digital De Mexico, S.A. de C.V.	Mexico

Reprographics Fort Worth, Inc. (fka Wilco Reprographics, Inc.)	Delaware

Reprographics Northwest, LLC	California	Blueprints Plus
Ford Graphics Seattle
Kestrel Blueprint
Micro Device
Repro Northwest
Riot Creative Imaging
Superior Reprographics
Tacoma Reprographics

Reprographics Warehouse (United Kingdom) Limited	United Kingdom

	Jurisdiction	Current Names Under Which Do Business

Ridgway’s, L.L.C.	Texas	A-C Reproduction
A-Plus Digital Reprographics
A&E Supply Company
AEC Systems
Best Digital Imaging
City Digital Imaging
Crest Graphics
IT Plus Technologies
Kansas Blueprint
Mathias Reprographics
Metro Digital Imaging
Mix Imaging
NGI Digital
Orlando Reprographics
Pennsylvania Ridgway’s, LLC
Rapid Blueprint Supply Co.
RCMS
RCMS Group
Reprographics Arlington
Reprographics Dallas
Reprographics Fort Worth
Reprographics Roanoke
Rhode Island Blue Print
Ridgway’s
Ridgway’s Best Digital
Ridgway’s Digital Imaging of Destin
Ridgway’s MD, LLC
Ridgway’s NY, LLC
Riot Creative Imaging
Strato Grafix
T-Square Express
Tampa Reprographics & Supply
Torrance Document Service
University Imaging
Western Blue Print Company

SubHub, Inc.	California

The PEiR Group, LLC	California

The PEiR Group International, LLC	California